UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 12, 2019
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.003 par value per share	AFH	Nasdaq Stock Market
6.625% Senior Unsecured Notes due 2022	AFHBL	OTC Markets - Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2019, Atlas Financial Holdings, Inc. (the “Company”) was notified that The Nasdaq Stock Market LLC (“Nasdaq”) will delist the Company’s 6.625% Senior Unsecured Notes due 2022 (the “Notes”) by filing a Form 25 with the Securities and Exchange Commission (the “SEC”) in accordance with Rule 12d2-2 promulgated under the Securities Exchange Act of 1934, as amended. The delisting will become effective ten days after filing of the Form 25. As previously disclosed, the Notes were suspended from trading on Nasdaq on October 17, 2019 in connection with the transfer of the Company’s common share listing from The Nasdaq Global Market to The Nasdaq Capital Market, and the Notes have not traded on Nasdaq since that time. Since October 17, 2019, the Notes have been quoted on the OTC Markets system.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2019, Joe Shugrue was promoted to Chief Operating Officer of the Company.  In this newly created position, Mr. Shugrue will oversee the Company’s information technology, operations and underwriting and will continue to maintain oversight of claims. Mr. Shugrue, 56, has served as VP Claims since joining the Company in January 2011.

On December 16, 2019, Leslie DiMaggio, Vice President of Operations & IT of the Company, notified the Company that she will resign effective as of December 27, 2019, to pursue another professional opportunity.

Item 7.01. Regulation FD Disclosure.

On December 12, 2019, the Company was informed by Nasdaq that it has an additional 180 day period to regain compliance with Nasdaq Listing Rule 5450(a)(1). As previously disclosed, on June 13, 2019, the Company received a delinquency notification letter from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1), because the closing bid price of its common shares for the last 30 consecutive business days was below the minimum bid price of $1 per share. In order to regain compliance, the closing bid price of the Company’s common shares must be at least $1 per share for a minimum of ten consecutive business days during a compliance period which originally expired 180 calendar days from the date of the delinquency notice, or December 10, 2019. Nasdaq has now extended this compliance period by another 180 days, or until June 2, 2020. The Company provided written notice to Nasdaq of its intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary.

Also as previously disclosed, the Company is currently not in compliance with Nasdaq Listing Rule 5250(c)(1) due to its failure to timely file certain periodic reports with the SEC, and the Nasdaq Hearings Panel has issued its decision granting the Company’s request for continued listing on The Nasdaq Capital Market subject to the Company’s filing all of such periodic reports with the SEC by no later than February 28, 2020. It is the Company’s intent to fully regain compliance with all applicable Nasdaq listing standards as soon as practicable and in accordance with above time periods, although there can be no assurance that it will be able to do so.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
December 16, 2019